                                                                    EXHIBIT 5(a)


                                 American Heritage Life Investment Corporation 1776 American Heritage Life Drive Jacksonville, FL 32224
                                 Phone: (904) 992-2570
                                 Fax: (904) 992-2658




W. Michael Heekin, Esq.
Senior Vice President
and Corporate
Secretary


                                 June 3, 1997

American Heritage Life Investment Corporation
AHL Financing
1776 American Heritage Life Drive
Jacksonville, Florida 32224

Re: Registration Statement on Form S-3

Ladies and Gentlemen:


       I am acting as counsel to (i) American Heritage Life Investment Corporation, a corporation organized under the laws of the State of Florida (the "Company"), and (ii) AHL Financing, a statutory business trust formed under the Business Trust Act of the State of Delaware (the "Trust"), in connection with the preparation of a Registration Statement on Form S-3 (File No. 333-24153), filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") on March 28, 1997 under the Securities Act of 1933, as amended (the "Act")(such Registration Statement being hereinafter referred to as the "Registration Statement") and certain other securities.

       The Preferred Securities are to be issued pursuant to the Amended and Restated Declaration of Trust of the Trust (the "Declaration") among the Company, as sponsor, The First National Bank of Chicago, as the institutional trustee (the "Institutional Trustee"), First Chicago Delaware, Inc., as the Delaware Trustee, and T. O'Neal Douglas and C. Richard Morehead, as regular trustees.

       This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

       In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the certificate of trust of the Trust (the "Certificate of Trust") filed with the Secretary of State of the State of Delaware on March 20, 1997, (ii) the form of the Declaration (including the designation of the terms of the Preferred Securities annexed thereto); and (iii) the form of the Preferred Securities. I have also originals or copies, certified

American Heritage Life Investment Corporation
June 3, 1997
Page 2



or otherwise identified to my satisfaction, of such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Trust, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, I have assumed that the Declaration, and the Preferred Securities, when executed, will be in substantially the form reviewed by me. As to any facts material to the opinions expressed herein that were not independently established or verified, I have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trust and others,

        Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, I am of the opinion that the Preferred Securities, when the Declaration is duly executed and delivered and the terms of the Preferred Securities are established in accordance with the terms of the Declaration, will be duly authorized for issuance and, when issued and executed in accordance with the Declaration and delivered and paid for as set forth in the form of prospectus for the Preferred Securities included in the Registration Statement, will be validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of the Trust. I bring to your attention, however, that the holders of the Preferred Securities may be obligated pursuant to the Declaration, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of the Preferred Securities and (ii) provide security and indemnity in connection with the requests of or directions to the Institutional Trustee to exercise its rights and powers under the Declaration.

        I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the use of my name under the headings "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, I do not hereby admit that I am within the category of persons whose consent is required under Section 7 of the

American Heritage Life Investment Corporation
June 3, 1997
Page 3

Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or of any subsequent changes in applicable law.


                                Very truly yours,


                                W. Michael Heekin